FOR IMMEDIATE RELEASE	CONTACT:	Nicola Piggott for Press Inquiries
February 4, 2008		Nicola.Piggott@hillandknowlton.com
310-633-9478
	.	Raymond Musci for New Motion, Inc
raym@newmotioninc.com
949-777-3700
.		Daniel Harvey for Traffix, Inc
danh@traffixinc.com
845-620-1212

NEW MOTION, INC. COMPLETES TRANSACTION WITH TRAFFIX, INC.

NEW YORK, NY & IRVINE, CA - New Motion, Inc. (NASDAQ: NWMO) announced today that it has completed its transaction with Traffix, Inc. pursuant to the Merger Agreement between the companies dated September 26, 2007. As a result of the closing of the transaction, Traffix, Inc. became a wholly owned subsidiary of New Motion. Immediately following the consummation of the merger, Traffix stockholders will own approximately 45% of the capital stock of New Motion, on a fully-diluted basis. Each issued and outstanding share of Traffix common stock was converted into the right to receive approximately 0.676 shares of New Motion common stock based on the capitalization of both companies on the closing date of the merger.

Effective immediately, New Motion will commence trading on The NASDAQ Global Market under the symbol “NWMO” and Traffix will cease to be traded as an independent company on the NASDAQ Global Market.

Both Traffix and New Motion maintain websites and other valuable digital content that provides a high quality online user experience for each company’s respective users and subscribers. New Motion’s current content is organized into four strategic services -- digital music, casual games, sweepstakes, and community and lifestyle. Traffix’s current content includes lifestyle and consumer interest content, music downloads, games and sweepstake contests.

Management of both companies believe that combining this content into a single combined company portfolio will yield benefits to the combined company, including improving the overall quantity and quality of content accessed by users and subscribers, which should lead to longer subscription terms and a more attractive customer value proposition. These benefits are expected to inure to the stockholders of the combined company through improvements in the combined company’s competitive position vis-à-vis its competitors and a greater level of revenues and higher profitability than each entity would have as a standalone company.

“This transaction combines two highly complementary companies into a digital advertising and entertainment network. We are now able to further leverage the growing convergence trend between the online and wireless mediums,” said Burton Katz, chief executive officer of New Motion. “Our advantage - similar to traditional media companies - lies in our proven business model where we efficiently monetize consumer audiences with both direct billing and third party advertising. The chemistry that the combined team has already established only furthers my excitement for the new company.”

Traffix, Inc., including its subsidiaries, maintains offices in the United States and Canada. The combined company will be headquartered in New York, NY. In the coming weeks, a new web site will be available on the newly merged company.

About New Motion, Inc.

New Motion, Inc. (NASDAQ: NWMO) is a mobile entertainment and Internet media company providing a broad range of digital and mobile products.  New Motion, Inc. combines and applies the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies to four strategic services -- digital music, casual games, sweepstakes, and community and lifestyle.  Brands include Altnet, a mobile legal music download service featuring original artists, GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction game, and iMatchUp, one of the first integrated web-mobile dating services. Headed by a team of Internet, new media, entertainment and technology professionals, New Motion, Inc. was founded in 2005 and is headquartered in Irvine, California with technology assets in Seattle. New Motion, Inc. was recently called "a company to watch" by Wireless Business Forecast, and their mobile content capabilities were named a "rival to those of their mainstream-media counterparts" by Wired Magazine. For more information, please visit www.newmotioninc.com.

Forward-Looking Statements

This news release includes forward-looking statements, including those regarding the anticipated financial results, reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities and expected customer base. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact New Motion’s and Traffix’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, each of New Motion’s and Traffix’s Quarterly Reports on Form 10-QSB or 10-Q, as applicable. Additional risks associated with the proposed transaction are set forth in the companies’ joint proxy statement/prospectus under the caption “Risk Factors”. Copies of New Motion’s and Traffix’s filings with the SEC can be obtained at the SEC’s website at www.sec.gov. You can also obtain New Motion’s reports through its website at http://www.newmotioninc.com and Traffix’s reports through its website at http://www.traffixinc.com. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the potential benefits of the merger may not be realized, the operating results of New Motion could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and New Motion undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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